UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2016

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Investment Agreement
On June 29, 2016, Care.com, Inc., a Delaware corporation (the “Company”), announced the entry into an Investment Agreement, dated as of June 29, 2016 (the “Investment Agreement”) between the Company and Google Capital 2016, L.P. (“Google Capital”) relating to the issuance and sale (the “Transaction”) to Google Capital of 46,350 shares of the Company’s Convertible Preferred Stock, Series A, par value $0.001 per share (the “Convertible Preferred Stock”), for an aggregate purchase price of $46.35 million, or $1,000 per share. The Transaction closed on June 29, 2016. The Company intends to use the proceeds from the Transaction to consummate the Stock Repurchase (defined below) and for general corporate purposes.
The Convertible Preferred Stock will rank senior to the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Convertible Preferred Stock will have a liquidation preference of $1,000 per share plus all accrued and unpaid dividends. Holders of Convertible Preferred Stock will be entitled to a cumulative dividend at a rate of 5.50% per annum during the period from the date of the issuance of the Convertible Preferred Stock (the “Closing Date”) to the seventh anniversary of the Closing Date, payable semi-annually in arrears, as set forth in the Certificate of Designations for the Convertible Preferred Stock, a form of which is attached as Exhibit A to the Investment Agreement (the “Certificate of Designations”). Dividends shall be paid in additional Liquidation Preference (as defined in the Certificate of Designations) per share of Convertible Preferred Stock.
The Convertible Preferred Stock will be convertible at the option of the holders at any time into shares of Common Stock at an initial conversion price of $10.50 per share, which rate will be subject to adjustment upon the occurrence of certain events. At any time after the seventh anniversary of the Closing Date, and if between the fifth anniversary and the seventh anniversary of the Closing Date, the consolidated closing price of the Common Stock equals or exceeds 150% of the then prevailing Conversion Price (as defined in the Certificate of Designations) for at least 20 trading days in any period of 30 consecutive trading days, including the last trading day of such 30-day period, then following such time, all or some of the Convertible Preferred Stock may be converted, at the election of the Company, into the relevant number of shares of Common Stock. At the Company’s option, at any time after the seventh anniversary of the Closing Date, all of the Convertible Preferred Stock may be redeemed by the Company at the then current Liquidation Preference plus accrued and unpaid dividends after giving the holders of Convertible Preferred Stock the ability to convert their shares into Common Stock. At any point after the seventh anniversary of the Closing Date, each holder of the Convertible Preferred Stock may cause the Company to redeem all of such holder’s Convertible Preferred Stock at the then current Liquidation Preference plus accrued and unpaid dividends.
Holders of Convertible Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis.
Upon certain change of control events involving the Company, holders of Convertible Preferred Stock can elect to either (1) convert the Convertible Preferred Stock to Common Stock at the then current Conversion Price or (2) require the Company to redeem the Convertible Preferred Stock for 150% of the then current Liquidation Preference plus accrued and unpaid dividends, provided that in the case of a change of control event in which the Common Stock is converted into or cancelled for cash or publicly traded securities, such conversion or redemption will be mandatory, with the selection deemed to be in favor of the alternative that would result in holders of Convertible Preferred Stock receiving the greatest consideration.
Additionally, at any time when at least 50% of the shares of Convertible Preferred Stock purchased from the Company pursuant to the Investment Agreement are outstanding, the Company cannot, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Convertible Preferred Stock, (a) amend the Certificate of Incorporation in a manner that adversely affects the preferences or rights of the Convertible Preferred Stock; (b) authorize or issue capital stock unless it ranks equal to or junior to the Convertible Preferred Stock, or increase the authorized number of shares of Convertible Preferred Stock; or (c) reclassify or amend any existing security of the Company that is equal to or junior to the Convertible Preferred Stock to render such security senior to the Convertible Preferred Stock.

Pursuant to the Investment Agreement and the Certificate of Designations, the Company has agreed, so long as Google Capital or its affiliates beneficially own at least 50% of the shares of Convertible Preferred Stock purchased in the Transaction, to increase the size of the Company’s board of directors by one with such director being elected by the holders of Convertible Preferred Stock and Google Capital having rights to designate nominees for such position.
Google Capital will be subject to certain standstill restrictions, including, among other things, that Google Capital will be restricted from acquiring additional securities of the Company until the later of (a) the 18 month anniversary of the Closing Date and (b) the date that no Google Capital designee serves on the Company’s board of directors. Subject to certain customary exceptions, Google Capital will be restricted from transferring the Convertible Preferred Stock or, if converted, any shares of Common Stock underlying the Convertible Preferred Stock until the earlier of the 18 month anniversary of the Closing Date or immediately prior to a change of control of the Company.
Google Capital and its affiliates will have certain customary registration rights with respect to the shares of Common Stock underlying the Convertible Preferred Stock pursuant to the terms of an investor rights agreement, a form of which is attached as Exhibit B to the Investment Agreement.
The foregoing description of the terms of the Convertible Preferred Stock, the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement and the exhibits and appendices thereto, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Stock Repurchase
On June 27, 2016, the Company entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”) to repurchase an aggregate of 3,700,000 shares of Common Stock at a price of $8.25 per share (the “Stock Repurchase”) from Matrix Partners VII, L.P. and Weston & Co. VII LLC, as Nominee (together, the “Sellers”). The Stock Repurchase closed on June 29, 2016.
Pursuant to the Stock Repurchase Agreement, the Sellers are subject to a 90-day lock-up provision related to the remaining shares of Common Stock they hold following the closing of the Stock Repurchase.
Item 3.02 Unregistered Sales of Equity Securities.
The information contained in Item 1.01 is incorporated herein by reference.
As described in Item 1.01, under the terms of the Investment Agreement, the Company has agreed to issue shares of Convertible Preferred Stock to Google Capital. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Google Capital represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Convertible Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Convertible Preferred Stock or Common Stock underlying the Convertible Preferred Stock.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 29, 2016, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware for the purpose of establishing the preferences, limitations, voting powers and relative rights of the Convertible Preferred Stock. The Certificate of Designations became effective with the Delaware Secretary of State upon filing. This description is qualified in its entirety by reference to the copy of the Certificate of Designations, which is attached hereto as Exhibit 3.1.
Item 8.01 Other Events.
Attached as Exhibit 99.1 is a copy of the Company’s press release dated June 29, 2016 announcing the execution of the Investment Agreement and the transactions contemplated by the Investment Agreement.

Forward-Looking Statements
This report on Form 8-K contains projections and other forward-looking statements regarding future events. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we will not necessarily inform you if they do nor will we necessarily update the information contained in this report on Form 8-K. Readers are urged to read the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this report are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

3.1	Convertible Preferred Stock, Series A Certificate of Designations, dated as of June 29, 2016.

10.1	Investment Agreement, dated as of June 29, 2016, by and between Care.com, Inc. and Google Capital 2016, L.P.

10.2	Stock Repurchase Agreement, dated as of June 27, 2016, by and among Care.com, Inc., Matrix Partners VII, L.P. and Weston & Co. VII LLC, as Nominee.

99.1	Press Release dated as of June 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Diane M. Musi
Diane M. Musi
General Counsel and Corporate Secretary

Date: June 29, 2016

Exhibit Index

Exhibit Number	Exhibit Title or Description

3.1	Convertible Preferred Stock, Series A Certificate of Designations, dated as of June 29, 2016.

10.1	Investment Agreement, dated as of June 29, 2016, by and between Care.com, Inc. and Google Capital 2016, L.P.

10.2	Stock Repurchase Agreement, dated as of June 27, 2016, by and among Care.com, Inc., Matrix Partners VII, L.P. and Weston & Co. VII LLC, as Nominee.

99.1	Press Release dated as of June 29, 2016.